UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 26, 2015

BLOOMIN’ BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35625	20-8023465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (813) 282-1225

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 26, 2015, Bloomin’ Brands, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) by and among the Company, J.P. Morgan Securities LLC (the “Underwriter”) and the selling stockholders listed on Schedule B thereto (the “Selling Stockholders”), relating to the offer and sale by the Selling Stockholders of 18,307,782 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Secondary Offering”). The Selling Stockholders will receive all of the proceeds from the Secondary Offering. No shares are being sold by the Company.

Also pursuant to the Underwriting Agreement, the Company intends to purchase from the Underwriter 2,759,164 of the Shares that the Underwriter is purchasing in the Secondary Offering at the same price per share paid by the Underwriter to the Selling Stockholders (the “Share Repurchase”). The closing of the Share Repurchase is contingent on the closing of the Secondary Offering.

The closing of the Secondary Offering and the Share Repurchase are expected to take place on or about March 4, 2015, subject to the satisfaction of customary closing conditions.

The Company intends to fund the Share Repurchase with cash on hand and borrowings under its revolving credit facility. The Share Repurchase was reviewed and approved by the Audit Committee of the Company’s Board of Directors and is part of the existing $100 million share repurchase program previously approved by its Board of Directors. After giving effect to the Share Repurchase, the Company will have remaining authorization to repurchase up to approximately $30 million of its common stock under the repurchase program.

The Secondary Offering is being made pursuant to a shelf registration statement the Company filed with the Securities and Exchange Commission and that became effective on March 4, 2014 (Registration No. 333-194295). A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K.

Item 8.01 Other Events.

Baker & Hostetler LLP, counsel to the Company, has issued an opinion to the Company, dated March 2, 2015, regarding the Shares to be sold in the Secondary Offering. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated February 26, 2015, by and among the Company, the Underwriter and the Selling Stockholders.

5.1	Opinion of Baker & Hostetler LLP.

23.1	Consent of Baker & Hostetler LLP (included in Exhibit 5.1 above).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOOMIN’ BRANDS, INC.
(Registrant)

Date: March 2, 2015	By:	/s/ Joseph J. Kadow
Joseph J. Kadow
Executive Vice President and Chief Legal Officer